UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT  REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 22, 2022

TETRA TECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19655	95-4148514
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3475 East Foothill Boulevard, Pasadena, California 91107

(Address of principal executive office, including zip code)

(626) 351-4664

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TTEK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 22, 2022, Tetra Tech, Inc. (the “Company”) announced that Prashant Gandhi has been appointed to the Board of Directors of the Company (the “Board”), effective May 1, 2022, to serve until the next Annual Meeting of Stockholders or until his successor has been duly chosen and qualified.  Mr. Gandhi will fill a newly-created vacancy on the Board, and the Board will consists of eight members, including Mr. Gandhi, at that time.  He will serve as a member of the Compensation Committee and Nominating and Corporate Governance Committee.

Mr. Gandhi has served as the Chief Business Officer of Melio Payments since 2021. Prior to that, he was Managing Director at JP Morgan Chase, overseeing the digital systems and management of all money movement products used by retail and small business customers, from 2017 to 2021. From 2000 to 2016, Mr. Gandhi served as a Partner and then Chief Operating Officer of the Digital Practice at McKinsey & Company. He is currently a member of the Advisory Board at University of Minnesota’s School of Information & Decision Sciences. Mr. Gandhi received his MBA in Finance and Entrepreneurship at the University of Chicago’s Booth School of Business. His technical degrees are in Chemical Engineering, with a Bachelor’s degree from the Indian Institute of Technology Delhi, and a Master of Science degree from Kansas State University.

Mr. Gandhi will receive compensation for his service as a non-employee director in accordance with the Company’s non-employee director compensation program. Under this program, Mr. Gandhi will receive (1) an annual retainer of $100,000, pro-rated for that portion of the 2022 fiscal year during which he serves as a director of the Company; (2) $2,000 for each meeting attended, when the number of Board meetings during the year has exceeded eight; and (3) an annual long-term equity award with a grant date fair value of $150,000, consisting sixty percent of performance stock units and forty percent of restricted stock units, each pro-rated for the portion of time that he is expected to serve as a director of the Company before the next annual award.

Item 8.01.	Other Events.

On February 22, 2022, the Company issued a press release announcing the matter described in Item 5.02. A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release, dated February 22, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA TECH, INC.

Date: February 22, 2022	By:	/s/ Dan L. Batrack
Dan L. Batrack
Chairman and Chief Executive Officer

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